NSAR ITEM 77O

VK Technology Fund
10f-3 Transactions


Underwriting# Underwriting     Purchased From     Amount of Shares Purchased    % of Underwriting  Date of Purchase

1	        Curon Medical	 SG Cowen	  10,000	                0.200%	           9/21/00
2	        Proton Energy    CS First Boston   9,400	                0.134%	           9/28/00
	        Systems Inc.
3	        Informax Inc.	 Piper Jaffray	   9,800	                0.196%	           10/2/00
4	        Coach, Inc.	 Bear Stearns     47,400	                0.642%	           10/4/00
5	        Advanced         Wheat First       2,800	                0.045%	           10/4/00
                Switching        Union
	        Communications, Inc.
6	        W-H Energy 	 DLJ	          60,800	                0.608%	           10/10/00
	        Services, Inc.
7	        Transmeta Corp.	 Montgomery 	   4,500	                0.035%	            11/6/00
                                 Securities
8	        KPMG Consulting	 Goldman Sachs    93,600                        0.374%	             2/8/01
9	        Riverstone       Lehman Brothers  18,265                        0.2810%	            2/15/01
                Networks


Other Firms participating in Underwriting:

Underwriting for #1.

UBS Warburg LLC
CIBC World Markets Corp.
SG Cowen Securities Corporation
Donaldson, Lufkin & Jenrette Securities Corp.
A.G. Edwards & Sons, Inc.
ING Barings LLC
Merrill Lynch, Pierce, Fenner & Smith Incorp.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Robertson Stephens, Inc.
U.S. Bancorp Piper Jaffray Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
Pacific Growth Equities, Inc.
Pennsylvania Merchant Group
Tucker Anthoney Incorporated

Underwriting for #2

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Adams, Harkness & Hill, Inc.
Coburn & Meredith, Inc.
Deutsche Bank Securities, Inc.
A. G. Edwards & Sons, Ltd.
First Union Securities, Inc.
Jefferies & Company, Inc.
Edward D. Jones & Co., L.P.
C.L. King & Associates


Underwriting for #3

Bear, Stearns & Co. Inc.
U.S. Bancorp Piper Jaffray Inc.
Adams, Harkness & Hill, Inc.
Banc of America Securities LLC
Chase Securities, Inc.
Dain Rauscher Incorporated
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
Robert W. Baird & Co. Incorporated
William Blair & Company LLC
Chatsworth Securities LLC
Gaines, Berland Inc.
Gerard Klauer Mattison & Co. LLC
Jesup & Lamont Securities Corporation
Josephthal & Co. Inc.
Ladenburg Thalmann & Co. Inc.
Legg Mason Wood Walker, Incorporated
McDonald Investments Inc.
Needham & Company, Inc.
The Robinson-Humphrey Company LLC
Sanders Morris Harris
Sands Brothers & Co. Ltd.
Scott & Stringfellow, Inc.
Wunderlich Securities, Inc.


Underwriting Participants for #4
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
William Blair & Company, LLC
Ramirez & Co., Inc.
Salomon Smith Barney Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L. P.


Underwriting Participants for #5
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
FleetBoston Robertson Stephens Inc.
CIBC World Markets Corp.
Dain Rauscher Wessels
Ferris, Baker Watts, Incorporated
First Union Securities, Inc.
Guzman & Company
Edward D. Jones & Co., L.P.
Nutmeg Securities, Ltd.
Tucker Anthony Incorporate
Prudential Securities Incorporated
Raymond James & Associates, Inc.
Sanders Morris Harris Inc.

Underwriting Participants for #6
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
UBS Warburg LLC
Simmons & Company International
DLJdirect Inc.
Robert W. Baird & Co. Incorporated
Chatsworth Securities LLC
First Union Securities, Inc.
Invemed Associates, Inc.
Jefferies & Company, Inc.
Edward D. Jones & Co. L.P.


Underwriting Participants for #7
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities Corp.
SG Cowen Securities Corporation
ABN AMRO Incorporated
Adams, Harkness & Hill, Inc.
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Chatsworth Securities LLC
Dain Rauscher Wessels
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Pacific Growth Equities, Inc.

Underwriting Participants for #8
Morgan Stanley & Co. Incorporated
Goldman Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities
BNY Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Blaybock & Partners L.P.
Epoch Securities, Inc.
Janney Montgomery Scott LLC
Edward D. Jones & Co. L.P.
Lehman Brothers Inc.
PNC Capital Markets, Inc.
Sanders Morris Harris Inc.
SG Cowen Securities Corporation


Underwriting Participants for #9

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
A. G. Edwards & Sons, Inc.
Ferris, Baker Watts, Incorporated
First Albany Corporation
Kaufman Bros,. L.P.
Robertson Stephens, Inc.
SG Cowen Securities Corporation
SunTrust Equitable Securities Corporation
UBS Warburg LLC